                As filed with the Securities and Exchange Commission
                                   on May 9, 1995

                                                 Registration No. 33-_____

==============================================================================

                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D. C. 20549

                                      FORM S-8

                            REGISTRATION STATEMENT UNDER
                             THE SECURITIES ACT OF 1933

                               THE PIONEER GROUP, INC.
               (Exact name of registrant as specified in its charter)

                     DELAWARE                             13-5657669
         (State or other jurisdiction of               (I.R.S. Employer
         incorporation or organization)              Identification Number)


          60 STATE STREET, BOSTON, MASSACHUSETTS            02109
         (Address of Principal Executive Offices)         (Zip Code)

                             1995 RESTRICTED STOCK PLAN
                              (Full title of the plan)

                                JOSEPH P. BARRI, ESQ.
                                    HALE AND DORR
                                   60 STATE STREET
                             BOSTON, MASSACHUSETTS 02109
                        (Name and address of agent for service)

                                   (617) 526-6000
            (Telephone number, including area code, of agent for service)

==============================================================================

                         CALCULATION OF REGISTRATION FEE

                                     Proposed   Proposed
         Title of                    maximum    maximum
         securities     Amount       offering   aggregate      Amount of
         to be          to be        price      offering       registration
         registered     registered   per share  price          fee
         ----------     ----------   ---------  ---------      ------------
         Common Stock,  600,000      $25.50(1)  $15,300,000(1) $5,276
         $.10 par       shares
         value

         __________________________________________________________________
         (1) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on May 2, 1995 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933.


         PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                   The information required by Part I is included in documents sent or given to participants in the Registrant's 1995 Restricted Stock Plan pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").


         PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

              Item 3.  Incorporation of Certain Documents by Reference
                       -----------------------------------------------

                   The following documents, which are filed with the Securities and Exchange Commission (the "Commission"), are incorporated in this Registration Statement by reference:

                   (1) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or either (i) the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the registrant's latest fiscal year for which such statements have been filed or (ii) the Registrant's effective registration statement on Form 10 or Form 20-F filed under the Exchange Act containing audited financial statements for the Registrant's latest fiscal year.

                   (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant document referred to in (1) above.

                   (3) The description of the common stock of the Registrant, $.10 par value per share (the "Common Stock"), contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

                   All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.


              Item 4.  Description of Securities
                       -------------------------

                   Not applicable.


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


              Item 5.  Interests of Named Experts and Counsel
                       --------------------------------------

                   The legality of the Common Stock being offered by this Registration Statement will be passed upon by Hale and Dorr (a partnership which includes professional corporations), 60 State Street, Boston, Massachusetts 02109. John F. Cogan, Jr., President and a Director of the Registrant, is the Chairman and a partner of Hale and Dorr, and Joseph P. Barri, Secretary of the Registrant, is a partner of Hale and Dorr. As of the date of this Registration Statement, partners of Hale and Dorr directly or indirectly beneficially own approximately 3,751,255 shares of Common Stock of the Registrant.


              Item 6.   Indemnification of Directors and Officers
                        -----------------------------------------

                   Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

                   Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 provides that termination of any action by judgment, settlement, conviction, or plea of NOLO CONTENDERE shall not itself create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Registrant and, in the case of any criminal proceeding, had reason to believe that his conduct was not unlawful. In the case of an



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

         action by or in the right of a corporation, no indemnification shall be made if the person was adjudged to be liable to the corporation, unless the Court of Chancery of Delaware or the court in which the action was brought determines that, despite the adjudication of liability but in view of all the circumstances in the case, such person is entitled to indemnification for such expenses that the court deems proper.

                   Article SEVENTH (Part One) of the Registrant's Certificate of Incorporation provides that no director of the Registrant shall be liable for monetary damages for any breach of fiduciary duty, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty. Article SEVENTH (Part Two) of the Registrant's Certificate of Incorporation requires the Registrant to indemnify any director, officer, trustee or other person that it shall have the power to indemnify against any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement to the maximum extent permitted from time to time under the Delaware General Corporation law, as amended.

                   The Registrant has purchased a general liability insurance policy which covers certain liabilities of directors and officers of the Registrant arising out of claims based on acts or omissions in their capacity as directors or officers.

              Item 7.  Exemption from Registration Claimed
                       -----------------------------------

                   Not applicable.


              Item 8.  Exhibits
                       --------

                   The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.


              Item 9.  Undertakings
                       ------------

                   1.   The Registrant hereby undertakes:

                   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
              Statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                   PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not
              apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                   (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                   2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

              Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Massachusetts on the 4th day of May, 1995.


                                           THE PIONEER GROUP, INC.



                                           By: /s/ William H. Keough,
                                               ------------------------
                                               William H. Keough,
                                               Senior Vice President,
                                               Treasurer and
                                               Chief Financial Officer



                                   POWER OF ATTORNEY

              We, the undersigned officers and directors of The Pioneer Group hereby severally constitute John F. Cogan, Jr., William H. Keough, Robert P. Nault and Joseph P. Barri, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable The Pioneer Group, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.


              Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              Signature           Title                        Date
              ---------           -----                        ----
         /s/ John F. Cogan, Jr.   President and Director     May 4, 1995
         ----------------------   (Principal Executive
         John F. Cogan, Jr.       Officer)



         /s/ William H. Keough    Senior Vice President,     May 4, 1995
         ----------------------   Treasurer and Chief
         William H. Keough        Financial Officer
                                  (Principal Financial and
                                  Accounting Officer)



         /s/ Robert L. Butler     Director                   May 4, 1995
         ----------------------
         Robert L. Butler


         /s/ Philip L. Carret     Director                   May 4, 1995
         ----------------------
         Philip L. Carret


         /s/ Maurice Engleman     Director                   May 4, 1995
         ----------------------
         Maurice Engleman


         /s/ Jaskaran S. Teja     Director                   May 4, 1995
         ----------------------
         Jaskaran S. Teja


         /s/ David D. Tripple     Director                   May 4, 1995
         ----------------------
         David D. Tripple


         /s/ John H. Valentine    Director                   May 4, 1995
         ----------------------
         John H. Valentine



                                    EXHIBIT INDEX
                                    -------------


    Exhibit                                                      Sequential
    Number       Description                                      Page No.
    -------      -----------                                     ----------
       4.1 (1)   Specimen Certificate of Common Stock
                 of the Registrant

       5.1       Opinion of Hale and Dorr

      23.1       Consent of Hale and Dorr (included in
                 Exhibit 5.1)

      23.2       Consent of Arthur Andersen LLP

      24.1 Power of Attorney (included on the signature page of this Registration Statement)

















         ______________________
         (1) Incorporated herein by reference from the Registrant's Registration Statement on Form S-8 (Registration No. 33-61932)
